Exhibit 24

                       REGISTRATION STATEMENT ON FORM S-8
                                   Relating to
                   Long Term Incentive Plan for New Employees

                                Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Clements, Peter A. Appel and Louis
T. Petrillo as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments (including post-effective amendments) and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                       Title                          Date
---------                       -----                          ----

/s/ John L. Bunce, Jr.          Director                  December 7, 2001
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John L. Bunce, Jr.

/s/ Paul B. Ingrey              Director                  December 7, 2001
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Paul B. Ingrey

/s/ Kewsong Lee                 Director                  December 7, 2001
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Kewsong Lee

/s/ John M. Pasquesi            Director                  December 7, 2001
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John M. Pasquesi